UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): January 31, 2017
____________________
TransUnion

(Exact name of registrant as specified in its charter)
____________________

Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 985-2000

____________________
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

⃞	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

⃞	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 31, 2017 (the “Amendment No. 12 Effective Date”), TransUnion Intermediate Holdings, Inc. (“Holdings”) and Trans Union LLC (the “Borrower”), wholly-owned subsidiaries of TransUnion (“TransUnion” or the “Company”), amended the Credit Agreement, dated as of June 15, 2010, by and among Holdings, the Borrower, the guarantors party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent, and the lenders party thereto from time to time (as amended, amended and restated, supplemented and/or otherwise modified pursuant to Amendment No. 1, dated as of February 10, 2011, Amendment No. 2, dated as of February 27, 2012, Amendment No. 3, dated as of April 17, 2012, Amendment No. 4, dated as of February 5, 2013, Amendment No. 5, dated as of November 22, 2013, Amendment No. 6, dated as of December 16, 2013, Amendment No. 7, dated as of April 9, 2014, Amendment No. 8, dated as of June 2, 2015, Amendment No. 9, dated as of June 30, 2015, Amendment No. 10, dated as of March 31, 2016, and Amendment No. 11, dated as of May 31, 2016, collectively, the “Credit Agreement”). Pursuant to the Amendment No. 12 to Credit Agreement, dated as of January 31, 2017 (the “Twelfth Amendment”), by and among TransUnion Intermediate Holdings, Inc., Trans Union LLC, the guarantors party thereto, Deutsche Bank Securities, Inc., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Lending Partners LLC, Capital One, N.A., RBC Capital Markets and Wells Fargo Securities, LLC, as Joint Lead Arrangers, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent, and the lenders party thereto, the Credit Agreement was amended to (i) extend the current maturity of the 2015 Term B-2 Loans from April 2021 to April 2023, (ii) with respect to the 2015 Term B-2 Loans, modify the Applicable Rate for LIBOR Loans from LIBOR plus 275 basis points to LIBOR plus 250 basis points, and eliminate the pricing grid for the Applicable Rate based on the Company’s Senior Secured Net Leverage Ratio, (iii) with respect to the 2015 Term B-2 Loans, revise the definition of LIBOR to reduce the minimum rate to be used as LIBOR from 0.75% per annum to 0.00% per annum, and (iv) permit net proceeds from sale-leaseback dispositions, including with respect to the Company’s corporate headquarters, to be reinvested in accordance with more customary, market requirements. Capitalized terms not otherwise defined herein have the same meanings as specified in the Credit Agreement.
TransUnion Intermediate Holdings, Inc. and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than Trans Union LLC) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of Trans Union LLC, TransUnion Intermediate Holdings, Inc. and the other guarantors, including their investments in subsidiaries. The Credit Agreement contains various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
The foregoing description of the Twelfth Amendment is a summary and is qualified in its entirety by reference to the Twelfth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Goldman Sachs Lending Partners L.P., an affiliate of Goldman, Sachs & Co., is a Revolving Credit Lender, a Syndication Agent and a Joint Lead Arranger and Joint Bookrunner under the Credit Agreement. Investment funds affiliated with Goldman, Sachs & Co. own approximately 30.3% of the issued and outstanding common stock of TransUnion. Goldman, Sachs & Co. and its affiliates, including Goldman Sachs Lending Partners L.P., have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for us and our affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:
Exhibit No.         Description
Exhibit 10.1        Amendment No. 12 to Credit Agreement dated as of January 31, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: February 6, 2017
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President